Exhibit 99.j.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectuses and on the cover page and “Financial Statements” in the Statements of Additional Information and to the incorporation by reference of our report dated December 30, 2014 in Post-Effective Amendment No. 67 to the Registration Statement (Form N-1A No. 333-146680) and related Prospectuses and Statements of Additional Information of Aberdeen Funds.

/s/ Ernst & Young LLP

New York, New York

October 15, 2015